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                                                                   EXHIBIT 10.23

                                                                 August 22, 2005

Mr. Lew Frankfort
31 Park Street
Tenafly, NJ 07670

      Re:   Employment Agreement Amendment

Dear Lew:

            This Letter Agreement confirms the understanding reached between you and Coach, Inc., a Maryland corporation (the "Company"), regarding the terms of your continued employment with the Company. This Letter Agreement constitutes an amendment to that certain Employment Agreement by and between you and the Company dated as of June 1, 2003 (the "Employment Agreement"), which is attached hereto as Exhibit A. Capitalized terms used in this Letter Agreement and not defined herein shall have the meaning given such terms in the Employment Agreement.

            1. Employment Agreement Term. You and the Company acknowledge and agree that, notwithstanding anything to the contrary in the Employment Agreement, the Initial Term shall end on July 1, 2011 unless earlier terminated as provided in Section 6 of the Employment Agreement.

            2. Annual Base Salary. Effective as of September 1, 2005, your Annual Base Salary shall be payable at a rate of no less than $1,000,000 per year, subject to annual increases as approved by the Committee.

            3. Annual Bonus. With respect to each Contract Year commencing on and after July 1, 2005, your Maximum Bonus shall be equal to at least 200% of your Annual Base Salary.

Stock Options. As of August 22, 2005 (the "Grant Date"), you shall be granted a non-qualified stock option (the "Extension Options") to purchase 532,717 shares of Common Stock, pursuant to the terms and conditions of the Stock Incentive Plan and a written Stock Option Agreement to be entered into by and between you and the Company (the "Extension Stock Option Agreement"), which, except as otherwise provided in this Section 4, shall be substantially identical to the Retention Stock Option Agreement. For purposes of the Employment Agreement (including without limitation Sections 7 and 11 thereof), the Extension Options shall be treated identically to the Retention Options. The Extension Options shall have an exercise price equal to the fair market value per share of Common Stock as of the Grant Date and shall have a term of 10 years. The Extension Options shall become exercisable in three cumulative installments as follows:
(a) the first installment shall consist of 25% of the shares of Common Stock covered by the Extension Options and shall become vested and exercisable on the fourth anniversary of the Grant Date; (b) the second installment shall consist of 25% of the shares of Common Stock covered by the Extension Options and shall become vested and exercisable on the fifth anniversary of the Grant Date; and
(c) the third installment shall consist of 50% of the shares of Common Stock covered by the Extension Options and shall become exercisable on the sixth anniversary of the Grant Date; provided, that, except as otherwise provided in
Section 7 of the Employment Agreement or the Extension Stock Option Agreement, no portion of the Extension Options not then exercisable shall become exercisable following your termination of employment for any reason. (For the avoidance of doubt, if your employment shall terminate by reason of your Disability or death, then Section 7(d) of the Employment Agreement shall apply to the Extension Options.) You and the Company acknowledge and agree that the

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Extension Options shall not provide for the grant of any "Restoration Options"
as defined in the Stock Incentive Plan.

            4. Employment Agreement. You and the Company acknowledge and agree that, except as provided by this Letter Agreement, the Employment Agreement shall remain in full force and effect.

                            [signature page follows]

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            Please indicate your acceptance of the terms and provisions of this
Letter Agreement by signing both copies of this Letter Agreement and returning one copy to me. The other copy is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it be final and legally binding on you and the Company. This Letter Agreement shall be governed and construed under the internal laws of the State of New York and may be executed in several counterparts.

                                    Very truly yours,

                                    _______________________________
                                    Felice Schulaner

                                    SVP, Human Resources

Agreed and Accepted:

______________________________
Lew Frankfort

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                                    EXHIBIT A

                             [EMPLOYMENT AGREEMENT]

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                                     COACH
                            2000 STOCK INCENTIVE PLAN
                   EXTENSION OPTION GRANT NOTICE AND AGREEMENT

Lew Frankfort

      Coach, Inc. (the "COMPANY") is pleased to confirm that you have been granted a stock option (the "OPTION"), effective as of August 22, 2005 (the "GRANT DATE"), as provided in this agreement (the "Agreement"). The Option evidenced by this Agreement is the "EXTENSION OPTION" as defined in that certain Employment Agreement entered into by and between you and the Company effective as of June 1, 2003 (as amended as of the Grant Date, the "EMPLOYMENT AGREEMENT").

      1. OPTION RIGHT. Your Option is to purchase, on the terms and conditions set forth below, the following number of shares (the "OPTION SHARES") of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"), at the exercise price specified below (the "EXERCISE PRICE").

                       Number of Option Shares  Exercise Price Per Option Share
                       -----------------------  -------------------------------
       Shares Granted         532,717                      $32.37

      2. OPTION. This Option is a non-qualified stock option that is intended to conform in all respects with the Company's 2000 Stock Incentive Plan (the "PLAN"), a copy of which will be supplied to you upon your request, and the provisions of which are incorporated herein by reference. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      3. EXPIRATION DATE. This Option expires on the tenth (10th) anniversary of the Grant Date (the "EXPIRATION DATE"), subject to earlier expiration upon your death, disability or other termination of employment, as provided in Section 5 below.

      4. VESTING. This Option may be exercised only to the extent it has vested. Subject to Section 5 below, if you are continuously employed by the Company or any of its affiliates (collectively, the "COACH COMPANIES") from the Grant Date until (a) August 22, 2009, this Option will vest with respect to 25% of the Option Shares as of such date, (b) August 22, 2010, this Option will vest with respect to an additional 25% of the Option Shares as of such date, and (c) August 22, 2011, this Option will vest with respect to the remaining 50% of the Option Shares as of such date.

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      5. TERMINATION OF EMPLOYMENT.

            (a) DEATH OR DISABILITY. If you cease active employment with the Company because of your death or "DISABILITY" (as defined in the Employment Agreement), any portion of this Option that is not vested and exercisable as of the date of such termination shall thereupon be forfeited; provided, that in the alternative the Human Resources and Corporate Governance Committee (the "COMMITTEE") of the Company's Board of Directors may, in its sole discretion, cause all or any portion of this Option then held by you to become vested and exercisable effective as of the date of such termination. In the event that your employment terminates due to your death or Disability, the last day on which any vested Options may be exercised shall be the earlier of (i) the Expiration Date, or (ii) the fifth anniversary of your death or Disability.

            (b) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. Except as otherwise provided in Section 5(d) with respect to certain terminations of employment in connection with a Change in Control, if your employment is terminated by the Company without "CAUSE" (as defined in the Employment Agreement) or by you for "GOOD REASON" (as defined in the Employment Agreement), then (i) any portion of this Option that is not vested and exercisable as of the date of such termination shall continue to become exercisable as of the dates set forth in Section 4 and (ii) the last day on which this Option may be exercised shall be the Expiration Date.

            (c) TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. If your employment is terminated by the Company for Cause or by you without Good Reason (including without limitation by reason of your retirement), then (i) any portion of this Option that is not vested and exercisable as of the date of such termination shall thereupon be forfeited and (ii) the vested portion of this Option shall terminate (A) if your employment is terminated by the Company for Cause, then this Option shall terminate on the date your employment terminates, (B) if your employment is terminated by you without Good Reason (including without limitation by reason of your retirement) prior to August 22, 2011, then this Option shall terminate on the earlier of (x) the Expiration Date, or (y) the 90th day following the date of your termination of employment, or (C) if your employment is terminated by you without Good Reason (including without limitation by reason of your retirement) on or following August 22, 2011, then this Option shall terminate on the Expiration Date.

            (d) CERTAIN TERMINATIONS OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL. Notwithstanding Section 5(b), if your employment is terminated by the Company without Cause or by you for Good Reason within six months prior to a "CHANGE IN CONTROL" (as defined in the Employment Agreement) or during the 12 month period immediately following such Change in Control, then (i) this Option shall become fully vested and exercisable with respect to all shares subject thereto effective immediately prior to the date of such

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      termination, and (ii) the last day on which this Option may be exercised shall be the Expiration Date.

      6. EXERCISE. This Option may be exercised (subject to the restrictions contained in this Agreement) in whole or in part for the number of shares specified (which in all cases must be at least the lesser of two-hundred and fifty (250) or the total number of shares outstanding under this Option) in a verbal or written notice that is delivered to the Company or its designated agent and is accompanied by full payment of the Exercise Price for such number of Option Shares in cash, or by surrendering or attesting to the ownership of shares of Common Stock, or a combination of cash and shares of Common Stock, in an amount or having a combined value equal to the aggregate Exercise Price for such Option Shares. In connection with any payment of the Exercise Price by surrender or attesting to the ownership of shares of Common Stock, proof acceptable to the Company shall be submitted upon request that such previously acquired shares have been owned by you for at least six (6) months prior to the date of exercise. Notwithstanding anything contained in this Agreement to the contrary, this Option shall not provide for the grant of any "RESTORATION OPTIONS" as defined in the Plan.

      7. FORFEITURE. Notwithstanding anything contained in this Agreement to the contrary, this Option shall be subject to Section 11 of the Employment Agreement. Accordingly, if you (a) violate any of the covenants set forth in
Section 9(a) or 9(b) of the Employment Agreement, or (b) materially violate any of the covenants set forth in Section 9(c), 9(e) or 9(f) of the Employment Agreement, then pursuant to Section 11 of the Employment Agreement, then (i) any portion of this Option that has not been exercised prior to the date of such breach shall thereupon be forfeited and (ii) you shall be required to pay to the Company the amount of all Retention Option Gain (as defined in the Employment Agreement). You shall also be required to pay to the Company the amount of all Retention Option Gain upon the occurrence of those certain events described in
Section 11(b) of the Employment Agreement.

      8. RIGHTS AS A STOCKHOLDER. You will have no right as a stockholder with respect to any Option Shares until and unless ownership of such Option Shares has been transferred to you.

      9. OPTION NOT TRANSFERABLE. This Option will not be assignable or transferable by you, other than by a qualified domestic relations order or by will or by the laws of descent and distribution, and will be exercisable during your lifetime only by you (or your legal guardian or personal representative). If this Option remains exercisable after your death, subject to Sections 1, 5 and 6 above, it may be exercised by the personal representative of your estate or by any person who acquires the right to exercise such Option by bequest, inheritance or otherwise by reason of your death.

      10. TRANSFERABILITY OF OPTION SHARES. Option Shares generally are freely tradable in the United States. However, you may not offer, sell or otherwise dispose of any Option Shares in a way which would: (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state

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law or the laws of any other country) or to amend or supplement any such filing or (b) violate or cause the Company to violate the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any other state or federal law, or the laws of any other country. The Company reserves the right to place restrictions required by law on Common Stock received by you pursuant to this Option.

      11. CONFORMITY WITH THE PLAN. This Option is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By your acceptance of this Agreement, you agree to be bound by all of the terms of this Agreement and the Plan.

      12. NO RIGHTS TO CONTINUED EMPLOYMENT. Nothing in this Agreement confers any right on you to continue in the employ of the Coach Companies or affects in any way the right of any of the Coach Companies to terminate your employment at any time with or without cause.

      13. MISCELLANEOUS.

            (a) AMENDMENT OR MODIFICATIONS. The grant of this Option is documented by the minutes of the Committee, which records are the final determinant of the number of shares granted and the conditions of this grant. The Committee may amend or modify this Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option, provided that no such amendment or modification shall directly or indirectly impair or otherwise adversely affect your rights under this Agreement without your prior written consent. Except as in accordance with the two immediately preceding sentences, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

            (b) GOVERNING LAW. All matters regarding or affecting the relationship of the Company and its stockholders shall be governed by the General Corporation Law of the State of Maryland. All other matters arising under this Agreement shall be governed by the internal laws of the State of New York, including matters of validity, construction and interpretation. You and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in New York, New York and you and the Company agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law. Notwithstanding the foregoing, any matter also covered by, or dependent upon any interpretation under, the Employment Agreement shall be resolved pursuant to the arbitration provisions of Section 20 thereof.

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            (c) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns and heirs and legal representatives of the parties hereto whether so expressed or not.

            (d) SEVERABILITY. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                            [signature page follows]

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      In witness whereof, the parties hereto have executed and delivered this agreement.

                                  COACH, INC.

                                  _____________________________________________
                                  Felice Schulaner
                                  Senior Vice President of Human Resources

                                  Date:  August 22, 2005

      I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THE TERMS AND CONDITIONS OF THIS AGREEMENT AND OF THE PLAN AND I AGREE TO BE BOUND THERETO.

                                   OPTIONEE:

                                   ____________________________________________
                                   LEW FRANKFORT

                                   SSN: _______________________________________

                                   Date:  August 22, 2005

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